Exhibit 4.20
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                               EIGHTH AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of December 1, 2003 (this "Eighth Amendment"), by and among WELLS FARGO FOOTHILL, INC. ("Lender"), assignee of Bank of America, N.A., ELXSI, a California corporation ("ELXSI"), BICKFORD'S HOLDINGS COMPANY, INC., a Delaware corporation ("Holdings"), and BICKFORD'S FAMILY RESTAURANTS, INC., a Delaware corporation ("Bickford's" and collectively with ELXSI and Holdings, the "Borrowers").

                                   WITNESSETH:

         WHEREAS, Borrowers and Lender (or Lender's predecessor in interest) entered into that certain Amended and Restated Loan and Security Agreement, dated as of April 22, 2002, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of August 5, 2002, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 30, 2002, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of January 31, 2003, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of March 31, 2003, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 2003 (the "Fifth Amendment"), that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of August 29, 2003, and that certain Amended and Restated Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of September 30, 2003 (as amended, restated, supplemented or otherwise modified through the date hereof, the "Loan Agreement");

         WHEREAS, on June 18, 2003, Bank of America, N.A., assigned all of its right, title and interest in and to the Loan Agreement and Related Agreements (as defined in the Loan Agreement) and Supplemental Documentation (as defined in the Loan Agreement) to Lender; and

         WHEREAS, Borrowers have requested that the Lender consent to certain amendments of the Loan Agreement as more fully set forth herein;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

         SECTION 2. Amendments. Upon the Eighth Amendment Effective Date (as hereinafter defined), the Loan Agreement shall be amended as follows:

         (a) The last sentence of the definition of "Note" in Section 1.1 shall be deleted in its entirety and replaced with the following: "Notwithstanding the terms and provisions of the Notes, each of the Notes shall be deemed amended hereby to provide for a maturity date of January 15, 2004."

         (b) The following definitions in Section 1.1 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

         "'Revolving Loan Availability' means on any date of determination, (a) the lesser of (i) the Revolving Credit Amount minus the Letter of Credit Obligations on such date, and (ii) 3.3 times EBITDA (as defined on Supplement A) for the twelve-month period ending on the last day of the month immediately preceding the date that is thirty days prior to such date of determination, minus (b) the Reserved Amount on such date.

         "'Termination Date' means January 15, 2004."

         (c) The following definition is hereby added to Section 1.1 of the Loan Agreement to be placed in a manner that maintains alphabetical order:

         "'Reserved Amount' means the aggregate reserves established from time to time, in such amounts, and with respect to such matters, as Lender in its reasonable discretion shall deem necessary and appropriate, including reserves with respect to (i) sums that any Borrower is required to pay under any section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay timely, (ii) amounts owing by any Borrower to any Person to the extent secured by a Lien on any of the Collateral (other than any existing permitted Lien which Lien, in the reasonable discretion of Lender, would likely have a priority superior to Lender's liens (such as Liens in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers or Liens for ad valorem, excise, sales or other taxes where given priority under applicable law) in and to such item of the Collateral), and (iii) reserves established on or after December 31, 2003, in the event any of the following actions has not been completed by December 31, 2003: (A) each Depository Account with Bank of America, N.A., shall be subject to a control agreement in form and substance satisfactory to Lender, and all Depository Accounts currently maintained with Bank of America, N.A., shall be replaced with accounts maintained with another depository institution and subject to a control agreement in form and substance satisfactory to Lender, and
(B) each of the Letters of Credit issued by Bank of America, N.A., shall have been replaced by a Letter of Credit issued by Lender or an affiliate of Lender with the consent of the beneficiary named in such Letter of Credit."

         (d) The first sentence of the definition of "EBITDA" set forth on Supplement A to the Loan Agreement shall be deleted in its entirety and replaced with the following: "'EBITDA' means, as of the last day of any specified calendar month, Borrower's consolidated net earnings before interest expense, depreciation, amortization and provision for Taxes of the Borrower for the twelve-month period ending on such day."

         SECTION 3. Representations, Warranties and Covenants of the Borrowers. Each of the Borrowers represents and warrants to the Lender, and agrees that:

               (a) the representations and warranties contained in the Loan Agreement (as amended hereby) and the other outstanding Related Agreements and Supplemental Documentation are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date, (ii) with respect to the Shine Writs of Attachment (as defined in the Fifth Amendment) and the Shine Lawsuit (as defined in the Fifth Amendment) and (iii) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Related Agreement), or as otherwise specifically permitted by the Lender;

               (b) on the Eighth Amendment Effective Date, after giving effect to this Eighth Amendment, no Unmatured Event of Default or Event of Default will have occurred and be continuing;

               (c) the execution, delivery and performance of this Eighth Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by the Borrowers, and this Eighth Amendment is a legal, valid and binding obligation of the Borrowers enforceable against each Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

               (d) the execution, delivery and performance of this Eighth Amendment does not conflict with or result in a breach by any Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which such Borrower is a party or is subject.

         SECTION 4. Conditions Precedent to Effectiveness of Eighth Amendment. This Eighth Amendment shall become effective (the "Eighth Amendment Effective Date") upon completion of each of the following in form and substance satisfactory to Lender: (a) execution and delivery of this Eighth Amendment by Lender, Borrowers and Parent; (b) the delivery to Lender of an Allonge to each outstanding Note, executed by each of the Borrowers, and (c) delivery by Borrowers of such other documents as the Lender may reasonably request.

         SECTION 5. Breach of this Eighth Amendment. Default in the performance by any Borrower of any of Borrower's agreements set forth herein and continuance of such default for three (3) Business Days after notice thereof to Borrower from Lender shall constitute an Event of Default under the Loan Agreement.

         SECTION 6. Execution in Counterparts. This Eighth Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         SECTION 7. Costs and Expenses. The Borrower hereby affirms its obligation under Section 11.3 of the Loan Agreement to reimburse Lender for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Eighth Amendment, including but not limited to the attorneys' fees and time charges of attorneys for Lender with respect thereto.

         SECTION 8. GOVERNING LAW. THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

         SECTION 9. Effect of Amendment; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that (a) nothing contained in this Eighth Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other outstanding Related Agreements or Supplemental Documentation other than as expressly set forth herein and (b) the Loan Agreement (as amended hereby) and each of the other outstanding Related Agreements and Supplemental Documentation remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. Upon the effectiveness of this Eighth Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

         SECTION 10. Headings. Section headings in this Eighth Amendment are included herein for convenience of any reference only and shall not constitute a part of this Eighth Amendment for any other purposes.

         SECTION 11. Release. EACH BORROWER HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE LIABILITIES OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER OR ITS AFFILIATES, PARTICIPANTS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR ATTORNEYS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, AND ITS AFFILIATES AND PARTICIPANTS, AND ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS EIGHTH AMENDMENT IS EXECUTED, WHICH ANY BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND

ARISING FROM THE LIABILITIES, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR RELATED AGREEMENTS, SUPPLEMENTAL DOCUMENTATION OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS EIGHTH AMENDMENT. EACH BORROWER HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST LENDER, ITS AFFILIATES, AND PARTICIPANTS, AND THEIR RESPECTIVE SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING ON OR BEFORE THE DATE HEREOF OUT OF OR RELATED TO LENDERS' ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTION OR ATTEMPTING TO COLLECT THE INDEBTEDNESS OF BORROWER TO LENDER, WHICH INDEBTEDNESS WAS EVIDENCED BY THE LOAN AGREEMENT, RELATED AGREEMENTS, SUPPLEMENTAL DOCUMENTATION AND OTHER LOAN DOCUMENTS.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                             ELXSI


                             By: /s/ David Doolittle
                                 -----------------------------------------------
                             Name: David Doolittle
                                   ---------------------------------------------
                             Title: Vice President
                                    --------------------------------------------

                             Address: 3600 Rio Vista Avenue, Suite A
                                      Orlando, Florida  32805

                             Attention:  President
                             Facsimile number:  407-849-0625


                             BICKFORD'S HOLDINGS COMPANY, INC.


                             By: /s/ David Doolittle
                                 -----------------------------------------------
                             Name: David Doolittle
                                   ---------------------------------------------
                             Title: Vice President
                                    --------------------------------------------

                             Address: 3600 Rio Vista Avenue, Suite A
                                      Orlando, Florida  32805

                             Attention:  President
                             Facsimile number:  407-849-0625


                             BICKFORD'S FAMILY RESTAURANTS, INC.


                             By: /s/ David Doolittle
                                 -----------------------------------------------
                             Name: David Doolittle
                                   ---------------------------------------------
                             Title: Vice President
                                    --------------------------------------------

                             Address: 3600 Rio Vista Avenue, Suite A
                                      Orlando, Florida  32805

                             Attention:  President
                             Facsimile number:  407-849-0625

                             WELLS FARGO FOOTHILL, INC.


                             By: /s/ Daniel Morihiro
                                 -----------------------------------------------
                             Name: Daniel Morihiro
                                   ---------------------------------------------
                             Title: Vice President
                                    --------------------------------------------

                             Address: 2450 Colorado Avenue, Suite 3000 West
                                      Santa Monica, CA  90404

                             Attention: Group Credit Manager--Specialty Finance Facsimile number: 310-453-7442

                         ACKNOWLEDGMENT AND RATIFICATION

         The undersigned hereby (i) acknowledges receipt of a copy of the foregoing Eighth Amendment to Amended and Restated Loan and Security Agreement,
(ii) consents to all of the terms and provisions thereof, (iii) ratifies and confirms all of the terms and provisions of the outstanding Related Agreements to which it is a party; and (iv) acknowledges and agrees that all references in the outstanding Related Agreements to any loan or credit agreement executed by and between any of the Borrowers and Lender shall refer without further amendment to the Loan Agreement as amended by the foregoing Eighth Amendment.

                             ELXSI CORPORATION


                             By: /s/ David Doolittle
                                 -----------------------------------------------
                             Name: David Doolittle
                                   ---------------------------------------------
                             Title: Vice President
                                    --------------------------------------------

                             Address: 3600 Rio Vista Avenue, Suite A
                                      Orlando, Florida  32805

                             Attention:  President
                             Facsimile number:  407-849-0625